Exhibit 10.20

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 10, 2011, by and between COMERICA BANK (“Bank”) and LDR HOLDING CORPORATION (“Parent”) and LDR SPINE USA, INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of November 23, 2009, as it may be amended from time to time, including, without limitation by that certain First Amendment to Loan and Security Agreement dated June 30, 2010 and that certain Second Amendment to Loan and Security Agreement dated December 9, 2010 and effective as of September 30, 2010 (collectively, the “Agreement”). The parties desire to amend the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Section 1.1 of the Agreement is amended by adding, deleting or amending and restating the following terms:

The definition of “Non-Formula Amount” is hereby deleted.

“‘Borrowing Base’ means an amount equal to (i) eighty percent (80%) of Eligible Accounts; plus (ii) thirty percent (30%) of Eligible Inventory, all as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers. Notwithstanding the foregoing, Advances made with respect to Eligible Inventory shall not exceed the lesser of Five Million Dollars ($5,000,000) or fifty percent (50%) of the aggregate Borrowing Base and provided, that Bank may change the foregoing advance rates by giving LDR Spine thirty (30) days prior written notice based on the results of audits of the Collateral.”

“‘Credit Card Services Sublimit’ means a sublimit for corporate credit cards under the Revolving Line not to exceed $750,000, subject to the Maximum Sublimit Amount.”

“‘EBITDA’ means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income of the Borrowers and their Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of the Borrowers’ Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) any non-cash expenses for such period, all as determined in accordance with GAAP.”

“‘Indebtedness’ means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit which are or should be shown on a balance sheet as debt in accordance with GAAP, (b) all obligations evidenced by notes, bonds, debentures or similar instruments which are or should be shown on a balance sheet as debt in accordance with GAAP, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all obligations arising under the Credit Card Services Sublimit.”

“‘Letter of Credit Sublimit’ means a sublimit for Letters of Credit under the Revolving Line not to exceed $750,000, subject to the Maximum Sublimit Amount.”

‘“Maximum Sublimit Amount’ has the meaning assigned in Section 2.1(b)(i).”

“‘Revolving Line’ means a Credit Extension (or multiple credit extensions) not to exceed Fourteen Million Dollars ($14,000,000) in the aggregate outstanding at any time (inclusive of any amounts outstanding under the Letter of Credit Sublimit and the Credit Card Services Sublimit.”

“‘Revolving Maturity Date’ means November 23, 2012.”

“‘Sublimits’ shall have the meaning assigned in Section 2.1(b)(iii).”

“‘Subordinated Debt’ means any debt incurred by a Borrower that is subordinated in writing to the debt owing by such Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by such Borrower and Bank). Without limiting the foregoing, provided that Bank and Escalate Capital I, L.P., and Escalate Capital Partners SBIC I, L.P. (together, “Escalate Capital”) have entered into a subordination agreement on terms reasonably acceptable to Bank, the obligations of Borrower in favor of Escalate Capital identified in such subordination agreement shall be included within the meaning of Subordinated Debt irrespective of whether such obligations are included in the definition of “Excluded Items,” as such term is used in such subordination agreement.”

2. Section 2.1(b) of the Agreement is amended and restated to read in its entirety as follows:

“(b) Advances Under Revolving Line.

(i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Parent may request Advances in an aggregate amount outstanding at any time not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less any amounts outstanding under the Letter of Credit Sublimit and the Credit Card Services Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. The aggregate maximum amount outstanding under the Letter of Credit Sublimit and the Credit Card Services Sublimit, (collectively, the “Sublimits”) shall not collectively exceed Seven Hundred Fifty Thousand Dollars ($750,000) (the “Maximum Sublimit Amount”) at any time. Borrower may prepay any Advances without penalty or premium.

(ii) Form of Request. Whenever Parent desires an Advance, Parent will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Central time (1:00 p.m. Central time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Parent shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Parent’s deposit account.

(iii) Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrowers set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of either Borrower such Letters of Credit as a Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Notwithstanding the foregoing, the aggregate outstanding amount of Letters of Credit, together with the aggregate amount outstanding under the Credit Card Services Sublimit, shall not exceed the Maximum Sublimit Amount at any time. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrowers will pay any standard issuance and other fees that Bank notifies any Borrower it will charge for issuing and processing Letters of Credit.

(iv) Credit Card Services Sublimit. Subject to the terms and conditions of this Agreement, Borrowers may request corporate credit cards from Bank (collectively, the “Credit Card Services”). The aggregate limit of the corporate credit cards shall not exceed the Credit Card

Services Sublimit, provided that availability under the Revolving Line shall be reduced by the aggregate limits of the corporate credit cards issued to Borrowers. Notwithstanding the foregoing, the Credit Card Services Sublimit and the aggregate amount outstanding under the Letters of Credit Sublimit, shall not exceed the Maximum Sublimit Amount at any time. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which Borrowers hereby agree to execute.

(v) Collateralization of Obligations Extending Beyond Maturity. Any Letters of Credit or Credit Card Services that may extend beyond the Revolving Maturity Date, then, effective as of the Revolving Maturity Date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in any Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit or Credit Card Services; provided, however, that if there are insufficient balances in such accounts to secure such obligations, Borrowers shall immediately deposit such additional funds as are necessary to fully secure such obligations. Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by any Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit or Credit Card Services are outstanding or continue.”

3. Section 2.2 of the Agreement is amended and restated to read in its entirety as follows:

“2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of (a) the Revolving Line or (b) the Borrowing Base at any time, minus the aggregate amounts outstanding under the Letter of Credit Sublimit and the Credit Card Services Sublimit at any time, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.”

4. Section 6.2(ii) of the Agreement is amended and restated to read in its entirety as follows:

“(ii) as soon as available, but in any event within one hundred fifty (150) days after the end of Parent’s fiscal year, audited consolidated and consolidating financial statements, which shall include balance sheets and income statements, for each of Parent and LDR Spine, prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;”

5. Subsection (a) of Section 6.2 of the Agreement is amended and restated to read in its entirety as follows:

“(a) Within twenty (20) days after the last day of each month, LDR Spine shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer of LDR Spine substantially in the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable and an inventory summary.”

6. Sections 6.7(a) and (b) of the Agreement are amended and restated to read in their entirety as follows:

“(a)	Performance to Plan. Tested as of the end of each fiscal quarter, Borrowers’ consolidated revenues (which shall be adjusted for foreign currencies), measured on a trailing two (2) quarter basis, shall be at least eighty percent (80%) of the trailing two quarter revenue plan that has been approved by Parent’s Board of Directors as set forth in the Schedule attached hereto as Schedule 6.7(a) (the “Approved 2011 Sales Plan”).

(b)	EBITDA. Tested as of the end of each month commencing March 31, 2011, Borrowers’ consolidated EBITDA, measured on a cumulative year-to-date basis for 2011 shall be equal to or higher than the amounts set forth in the Schedule attached hereto as Schedule 6.7(b) (the “Approved 2011 Minimum EBITDA) for each respective month.”

7. The last sentence in Section 6.7 is amended and restated to read in its entirety as follows:

“Bank shall have the right to reset the foregoing financial covenants annually, based on Borrowers’ board of director approved financial projections, beginning on February 28, 2012.”

8. Exhibits C and D of the Agreement, together with the Schedule of Exceptions attached to the Agreement, are hereby deleted and replaced in their entirety with Exhibits C and D and the Schedule of Exceptions attached hereto.

9. New Schedules 6.7(a) and 6.7(b) are added to the Agreement in the form of Schedules 6.7(a) and 6.7(b) attached hereto.

10. Borrowers acknowledge and agree to take all actions reasonably requested by Bank to grant Bank an enforceable perfected lien on 65% of Parent’s ownership interests of LDR Medical S.A.S., within 60 days after the date of this Amendment.

11. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by either Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

12. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

13. Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment except to the extent such representation or warranty expressly relates to an earlier date, and that no Event of Default has occurred and is continuing.

14. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) that certain First Amendment to, Affirmation of, and Joinder to Subordination Agreement dated as of the date hereof, duly executed by Escalate Capital I, L.P. and Escalate Capital Partners SBIC I, L.P.;

(d) an Amended and Restated Subordinated Deposit Account Control Agreement;

(e) a copy of that certain promissory note dated on or about February 10, 2011 in the principal amount of $3,175,000 granted by Parent in favor of Escalate Capital Partners SBIC I, L.P.;

(f) evidence satisfactory to Bank that Escalate Capital I, L.P. has agreed to defer principal payments of indebtedness owing to it by Borrowers under the terms of that certain Creditor Loan and Security Agreement and related promissory, each in effect as of November 23, 2009, commencing February 10, 2011 and continuing through December 31, 2012;

(g) a nonrefundable facility fee in the amount of $17,500, which may be debited from any of Borrower’s accounts;

(h) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LDR HOLDING CORPORATION

By:	/s/ Christophe Lavigne
Title:	C.E.O.

LDR SPINE USA, INC.

By:	/s/ Dennis Hynson
Title:	CFO/Secretary

COMERICA BANK

By:	/s/ Paul Gerling
Title:	Senior Vice President

EXHIBIT C

Borrowing Base Certificate

Borrowers:	LDR HOLDING CORPORATION and LDR SPINE USA, INC.

Lender:	COMERICA BANK

Commitment Amount:	$14,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$

2.	Additions (please explain on reverse)		$

3.	TOTAL ACCOUNTS RECEIVABLE AS OF		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days (non-Hospital/Surgical Center Accounts)	$

5.	Balances of 25% over 90 day accounts (non-Hospital Surgical Center Accounts)	$

6.	Concentration limits	$

7.	Foreign Accounts	$

8.	Government Accounts	$

9.	Contra Accounts	$

10.	Demo Accounts	$

11.	Intercompany/Employee Accounts	$

12.	[Reserved.]	$

13.	Other (please explain below)	$

14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$

15.	Eligible Accounts (#3 minus #14)		$

16.	LOAN VALUE OF ACCOUNTS (80% of #15)		$

17.	HOSPITAL/SURGICAL CENTER ACCOUNTS		$

18.	Amounts over 120 days due	$

19.	Balance of 25% over 120 days	$

20.	LOAN VALUE OF HOSPITAL/SURGICAL CENTER ACCOUNTS (80% OF #18 PLUS #19)		$

FDA APPROVED FINISHED GOODS INVENTORY
21.	FDA Approved Finished Goods Inventory in the possession of LDR Spine as of		$

22.	LOAN VALUE OF INVENTORY (least of 30% of #21 or (ii) 50% of the Borrowing Base or (iii) $5,000,000)		$

BALANCES
23.	Maximum Loan Amount			$14,000,000
24.	Total Funds Available (the lesser of #23 or #16 + #20 + #22)		$

25.	Present balance outstanding on Line of Credit		$

26.	Outstanding under Letter of Credit and Credit Card Sublimits		$

27.	RESERVE POSITION (#24 minus #25 and #26)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

LDR SPINE USA, INC., for itself and on behalf of all Borrowers

By:

                    Authorized Signer

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division Loan Analysis Department 300 W. Sixth St., Suite 1300 Austin, TX 78701 Fax: (512) 427-7178 Email: tlstxcompliance@comerica.com

FROM: LDR SPINE USE, INC., for itself and on behalf of all Borrowers

The undersigned authorized Officer of LDR SPINE USA, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer further acknowledges that at any time a Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, reporting covenants and limitations on Indebtedness, Investments, Liens and Transfers, no Credit Extensions will be made.

Please indicate compliance status by circling Yes/No under “complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED		COMPLIES
Company Prepared Monthly F/S	Monthly, within 30 days		YES	NO
Compliance Certificate	Monthly, within 30 days		YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE		YES	NO
Borrowing Base Cert, A/R, A/P Agings & Inventory summary	Monthly, within 20 days		YES	NO
Annual Board Approved Projections	By 1/31		YES	NO
Collateral Audit	Semi-annual		YES	NO
Intellectual Property Report	Quarterly, within 30 days		YES	NO
If Public:
10Q	Quarterly, within 5 days of SEC filing (50 days)		YES	NO
10K	Annually, within 5 days of SEC filing (95 days)		YES	NO
Total amount of Borrower’s cash and investments	Amount: $		YES	NO
Total amount of Borrower’s cash and Investments maintained with Bank	Amount: $		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:
Minimum Trailing 2-quarter revenue	80% of plan	% of plan	YES	NO
Minimum Trailing 3-month EBITDA	Negative variance no greater than $2MM of plan	$	YES	NO
Minimum Cash in non interest bearing account at Bank	$1,000,000	$	YES	NO

*	See Section 6.7(b)

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time a Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name

Title

9

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

1. Indebtedness incurred pursuant to that certain Loan and Security Agreement dated as of January 31, 2007 by and between Parent and Escalate Capital I, L.P., as amended from time to time (the “Escalate Debt”).

2. Indebtedness incurred pursuant to that certain promissory note dated on or about February 10, 2011 in the principal amount of $3,175,000 by and between Parent and Escalate Capital Partners SBIC I, L.P.

3. Up to up to an aggregate of €6,500,000 in principal Indebtedness incurred by LDR Medical, SAS under agreements it has with certain lenders.

Permitted Investments (Section 2.1)

Parent has a beneficial ownership interest in the following Subsidiaries: LDR Spine USA, Inc., LDR Medical, SAS and LDR Brasil Comercio, Importacao e Exportacao Ltda.

Permitted Liens (Section 5.5)

None.

Litigation (Section 5.6)

On or about January 5, 2010, SIGNUS Medizintechnik GmbH filed a complaint in Hamburg, Germany against LDR Medical SAS, LDR Holding Company and KRAUTH Medical GmbH & Co alleging trademark infringement. SIGNUS is claiming that its Community Trademark registration for MOBIS has been infringed by LDR’s MOBI, MOBI-C, MOBI-L and MOBIDISC marks. SIGNUS is requesting that the court order LDR to (1) stop use of the marks, (2) pay damages, court costs and attorneys fees to SIGNUS, (3) destroy all remaining MOBI-C goods, and (4) withdraw the MOBI-C goods from the German market. The action was suspended at LDR’s request pending the outcome of an earlier action filed by LDR to invalidate SIGNUS’s Community Trademark registration for MOBIS; a decision in LDR’s favor issued in the invalidity proceeding in August 2010 and SIGNUS must now seek to amend as the basis of its complaint a German registration for the MOBIS mark that is expected to issue within the next two months. In addition, the goods offered by SIGNUS and LDR under their respective marks are highly specialized and are selected and used by skilled surgeons for very different purposes; accordingly, we believe confusion in the marketplace is unlikely and LDR intends to vigorously defend its right to use its marks. Furthermore, local counsel believes that any damages payable to SIGNUS would be calculated from the date on which a German registration for MOBIS actually issues; therefore, even if SIGNUS should prevail, the amount of damages payable by LDR are not expected to exceed $250,000.

Inbound Licenses (Sections 5.12)

None.